SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KERR GROUP INC

          GAMCO INVESTORS, INC.
                                12/02/96            9,000-            2.6250
                                11/29/96            1,500-            2.4583
                                11/29/96            3,500             2.6607
                                11/27/96            6,500-            2.5000
                                11/26/96            8,200-            2.5152
                                11/26/96            1,500-            2.5000



























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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